3,500,000 Shares

Upland Software, Inc.

Common Stock

UNDERWRITING AGREEMENT

August 11, 2020

Credit Suisse Securities (USA) LLC
As Representative of the Several Underwriters

c/o Credit Suisse Securities (USA) LLC,
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Ladies and Gentlemen:

        1. Introductory. Upland Software, Inc., a Delaware corporation (the “Company”) agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”), for whom Credit Suisse Securities (USA) LLC are acting as representative (in such capacity, the “Representative”) to issue and sell to the several Underwriters 3,500,000 shares (the “Firm Securities”) of its common stock, par value $0.0001 per share (the “Securities”). The Company also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 525,000 additional shares of its Securities (“Optional Securities”). The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

        2. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter that:

(a) The Company meets the requirements for the use of Form S‑3ASR, a registration statement (Registration No. 333-243728) on Form S‑3 relating to the Shares, including a base prospectus relating to the Shares (the “Base Prospectus”) and such amendments thereto as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, has been filed with the Commission, and has been declared effective by the Commission, and the offering of the Shares complies with Rule 415 under the Act. A final prospectus supplement to the Base Prospectus relating to the Shares and the offering thereof will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations (such final prospectus supplement, as so filed, the “Final Prospectus”). Such registration statement at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents otherwise deemed to be a part thereof or included therein by the Rules and Regulations (including Rule 430B thereof), and any registration statement relating to the offering contemplated by this Agreement and filed pursuant to Rule 462(b) of the Rules and Regulations (“Rule 462(b)”), is herein called the “Registration Statement.” The term “preliminary prospectus” means any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares and the offering thereof as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (“Rule 424(b)”). The term “Prospectus” means the Base Prospectus together with the Final Prospectus, except that if such Base Prospectus is amended or supplemented on or prior to the date on which the Final Prospectus was first filed pursuant to Rule 424(b), the term “Prospectus” shall mean the Base Prospectus as so amended or supplemented and as supplemented by the Final Prospectus. Any reference herein to the Registration Statement, the Base Prospectus, a preliminary prospectus, the Final Prospectus, or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,”

“amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, a preliminary prospectus, the Final Prospectus, or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the time the Registration Statement initially became effective (the “Effective Date”), the date of the Base Prospectus, any preliminary prospectus, the Final Prospectus, or the Prospectus, as the case may be, and deemed to be incorporated therein by reference. The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations (“Rule 433”), relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(b) No order preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Final Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement (including any related registration statement filed pursuant to Rule 462(b)) or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. On the Effective Date, on the date the Base Prospectus, any preliminary prospectus, the Final Prospectus, or the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times during the period through and including the Closing Date and, if later, the applicable Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did and will comply, in all material respects, with all applicable provisions of the Act, the Exchange Act, the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Rules and Regulations”), and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations, and the Rules and Regulations. As of the applicable effective date as to each part of the Registration Statement, no part of the Registration Statement, the Prospectus or any such amendment or supplement thereto, taken together, did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Base Prospectus or any amendment or supplement to the Base Prospectus, including any preliminary prospectus or the Final Prospectus, is filed with the Commission, the date of first use of any preliminary prospectus or the Final Prospectus, and at the Closing Date and, if later, the applicable Option Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below), the Pricing Prospectus (as defined below) and the documents and information listed on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Pricing Prospectus or any Issuer General Use Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Representative specifically for use therein, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 8(b) hereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 6:30 p.m. (Eastern time) on August 11, 2020 or such other time as agreed by the Company and the Representative.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Prospectus” means the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Pricing Prospectus only if the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) is prior to the Applicable Time.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the issuer notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. If there occurs an event or development as a result of which the General Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will promptly notify the Representative so that any use of the General Disclosure Package may cease until it is amended or supplemented to correct such untrue statement or omission.

The foregoing representations and warranties in this Section 2(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representative specifically for inclusion in the Registration Statement, the Final Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 8(b) hereof.

(c) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares and (ii) as of the date hereof, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Rules and Regulations (“Rule 405”)), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(d) The documents that are incorporated by reference in the Base Prospectus, any preliminary prospectus, the Pricing Prospectus and the Prospectus or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable. No such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement.

(e) The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity, other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and as set forth on Schedule C hereto (collectively, the “Subsidiaries”). The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. The Company and each of its Subsidiaries has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus. The Company and each of its Subsidiaries is duly licensed or qualified to do business and in good standing as a foreign corporation or such other entity in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not materially and adversely affect the Company and its Subsidiaries, taken as a whole, or their respective businesses, properties, business prospects, conditions (financial or other) or results of operations, taken as a whole (such effect is referred to herein as a “Material Adverse Effect”). All of the outstanding shares of capital stock or other equity interests of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and owned by the Company free and clear of all claims, liens, charges and encumbrances; there are no securities outstanding that are convertible into or exercisable or exchangeable for capital stock or other equity interests of any Subsidiary. The Company and its Subsidiaries are not engaged in any discussions or a party to any agreement or understanding, written or oral, regarding the acquisition of an interest in any corporation, firm, partnership, joint venture, association or other entity where such discussions, agreements or understandings would require amendment to the Registration Statement pursuant to applicable securities laws. Complete and correct copies of the certificate of incorporation and of the by-laws of the Company and the organizational documents of each of its Subsidiaries and all amendments thereto have been delivered or made available to the Representative, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the applicable Option Closing Date.

(f) The Company has authorized, issued and outstanding capital stock as set forth under the caption “Capitalization” in the Pricing Prospectus and the Prospectus as of the respective dates set forth therein. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable and were issued in compliance with all applicable state and federal securities laws; the Firm Shares and the Option Shares have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and nonassessable; no preemptive or similar rights exist with respect to any of the Shares or the issue and sale thereof. The description of the capital stock of the Company incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus is complete and accurate in all material respects. Except as set forth in the Pricing Prospectus and the Prospectus, the Company does not have outstanding and, at the Closing Date and, if later, the applicable Option Closing Date, will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any other securities or obligations convertible into, or any other contracts or commitments to issue or sell, any shares of capital stock, or any such warrants, convertible securities or obligations. No further approval or authority of stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares as contemplated herein. The certificates evidencing the Shares, if any, are in due and proper legal form and have been duly authorized for issuance by the Company.

(g) The financial statements incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus present fairly the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Pricing Prospectus or the Prospectus. No other financial statements of the Company are required by the Act, the Exchange Act, the Exchange Act Rules and Regulations or the Rules and Regulations to be included in the Registration Statement, the Pricing Prospectus or the Prospectus. Ernst & Young LLP (the “Accountants”), who have reported on such financial statements, are (i) independent accountants with respect to the Company as required by the Act and the Rules and Regulations and Rule 3600T of the Public Company Accounting Oversight Board (“PCAOB”) and (ii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked. The summary and selected consolidated financial and statistical data included and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus. All disclosures contained in the Registration Statement or the General Disclosure Package regarding “non-GAAP financial measures” (as such term is defined in the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Act, to the extent applicable.

(h) Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus and prior to or on the Closing Date and, if later, the applicable Option Closing Date, except as set forth in or contemplated by the Registration Statement, the Pricing Prospectus and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company (other than in connection with the exercise of options to purchase the Common Stock granted pursuant to the Company’s stock option plans from the shares reserved therefor as described in the Registration Statement, the Pricing Prospectus and

the Prospectus, the exercise of warrants described in the Registration Statement, the Pricing Prospectus and the Prospectus, and the grant of stock options consistent with the past practice of the Company), or any Material Adverse Effect arising for any reason whatsoever, (ii) neither the Company nor any of its Subsidiaries has incurred nor will any of them incur, except in the ordinary course of business as described in the Pricing Prospectus and the Prospectus, any material liabilities or obligations, direct or contingent, nor has the Company or any of its Subsidiaries entered into nor will any of them enter into, except in the ordinary course of business as described in the Pricing Prospectus and the Prospectus, any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

(i) The Company is not, will not become as a result of the transactions contemplated hereby, and will not conduct its business in a manner that would cause it to become, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(j) Except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its Subsidiaries or any of its or their officers in their capacity as such before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might have a Material Adverse Effect.

(k) The Company and each Subsidiary has, and at the Closing Date and, if later, the applicable Option Closing Date, will have, performed all the obligations required to be performed by it, and is not, and at the Closing Date, and, if later, the applicable Option Closing Date, will not be, in default, under any contract or other instrument to which it is a party or by which its property is bound or affected, which default might reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no other party under any contract or other instrument to which it or any of its Subsidiaries is a party is in default in any respect thereunder, which default might reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, and at the Closing Date and, if later, the applicable Option Closing Date, will be, in violation of any provision of its certificate or articles of incorporation or by-laws or other organizational documents.

(l) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution by the Underwriters of the Shares.

(m) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms hereof. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the certificate or articles of incorporation or by-laws or other organizational documents of the Company or any of its Subsidiaries, (ii) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of its or their properties is bound or affected, or (iii) violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries.

(n) The Company and its Subsidiaries have good and marketable title to all properties and assets described in the Pricing Prospectus and the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Pricing Prospectus and the Prospectus or are not material to the business of the Company or its Subsidiaries taken as a whole. The Company and its Subsidiaries have valid, subsisting and enforceable leases for the properties described in the Pricing Prospectus and the Prospectus as leased by them. The Company and its Subsidiaries own or lease all such properties as are necessary to their operations as now conducted or as proposed to be conducted, except where the failure to so own or lease would not have a Material Adverse Effect.

(o) There is no document, contract, permit or instrument, affiliate transaction or off-balance sheet transaction (including, without limitation, any “variable interests” in “variable interest entities,” as such terms are defined in Financial Accounting Standards Board Interpretation No. 46, as codified in Accounting Standards Codification Topic 810) of a character required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such contracts to which the Company or any of its Subsidiaries is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against and by the Company or such Subsidiary in accordance with the terms thereof , except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and by equitable principles.

(p) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date or, if later, the applicable Option Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses, the Prospectus, the Registration Statement, any Issuer Free Writing Prospectus listed in Schedule B hereto, and other materials, if any, permitted by the Act and the Rules and Regulations. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(q) Neither the Company nor any of its Subsidiaries (a) has alone engaged in any Testing-the-Waters Communication or (b) has authorized anyone to engage in Testing-the-Waters Communications. Neither the Company nor any of its subsidiaries has distributed any Written Testing-the-Waters Communications.

(r) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, which rights have not been waived by the holder thereof as of the date hereof.

(s) The Common Stock is registered under Section 12(b) of the Exchange Act, and the Company has filed a notice of listing of additional shares with respect to the Shares on The NASDAQ Global Market (“Nasdaq”). There is no action pending by the Company or, to the Company’s knowledge, by Nasdaq to delist the Common Stock from Nasdaq, nor has the Company received any notification that Nasdaq is currently contemplating terminating such listing.

(t) Except as disclosed in or specifically contemplated by the Pricing Prospectus and the Prospectus (i) the Company and each of its Subsidiaries owns or has adequate rights to use all trademarks, trade names, domain names, patents, patent rights, mask works, copyrights, technology, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), service marks, trade dress rights, and other intellectual property and registrations and applications for registration for any of the foregoing (collectively, “Intellectual Property”) and has such other licenses, approvals and governmental authorizations, in each case, sufficient to conduct its business as now conducted, and, to the Company’s and its Subsidiaries’ knowledge, none of the foregoing Intellectual Property rights owned or licensed by the Company or any of its Subsidiaries is invalid or unenforceable, (ii) the Company has no knowledge of any infringement by it or any of its Subsidiaries of Intellectual Property rights of others, where such infringement could have a Material Adverse Effect, (iii) the Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with rights of the Company or any of its Subsidiaries with respect to, any Intellectual Property, (iv) there is no claim being made against the Company or any of its Subsidiaries or, to the knowledge of the Company and its Subsidiaries, any employee of the Company or any of its Subsidiaries, regarding Intellectual Property or other infringement that could have a Material Adverse Effect, and (v) the Company and its Subsidiaries have not received any notice of infringement with respect to any patent or any notice challenging the validity, scope or enforceability of any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries, in each case the loss of which patent or Intellectual Property (or loss of rights thereto) would have a Material Adverse Effect. All founders, key employees and other employees involved in the development of software have signed confidentiality and invention assignment agreements with the Company.

(u) The Company is not aware of any technology employed by the Company or any of its Subsidiaries which has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries or any of its directors, executive officers or employees, or otherwise in violation of the rights of any persons. The Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and the Subsidiaries (the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform, in all material respects as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted, except as would not have a Material Adverse Effect.

(v) The Company and each of its Subsidiaries has filed all federal, state, local and foreign income tax returns that have been required to be filed and has paid all taxes and assessments received by it to the extent that such taxes or assessments have become due. Neither the Company nor any of its Subsidiaries has any tax deficiency that has been or, to the knowledge of the Company, might be asserted or threatened against it that would have a Material Adverse Effect.

(w) The Company or its Subsidiaries own or possess all authorizations, approvals, orders, licenses, registrations, other certificates and permits of and from all governmental regulatory officials and bodies, necessary to conduct their respective businesses as contemplated in the Pricing Prospectus and the Prospectus, except where the failure to own or possess all such authorizations, approvals, orders, licenses, registrations, other certificates and permits would not have a Material Adverse Effect. There is no proceeding pending or, to the Company’s knowledge, threatened that may cause any such authorization, approval, order, license, registration, certificate or permit to be revoked, withdrawn, cancelled, suspended or not renewed; and the Company and each of its Subsidiaries is conducting its business in compliance with all laws, rules and regulations applicable thereto (including, without limitation, all applicable federal, state and local environmental laws and regulations) except where such noncompliance would not have a Material Adverse Effect.

(x) The Company and each of its Subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

(y) Other than as contemplated by this Agreement, the Company has not incurred and will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(z) The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(aa) Neither the Company nor any of its Subsidiaries, nor any director or officer of the Company or any of its Subsidiaries, nor to the Company’s knowledge, any agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any unlawful payment from corporate funds to any foreign or domestic government official or employee or foreign or domestic political party or campaign, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law, or (iv) made any bribe, illegal rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein.

(bb) The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Pricing Prospectus and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses or significant deficiency in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc) The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures have been designed to ensure, at a reasonable assurance level, that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(dd) There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors, or 5% or greater securityholders, except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus.

(ee) Neither the Company nor any of its Subsidiaries, nor any director or officer of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any agent, employee, or affiliate of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by an individual or entity that is (i) currently subject to any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Swiss Secretariat of Economic Affairs or other relevant sanctions authority (“Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Crimea, Cuba, Iran, Libya, North Korea and Syria); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of any Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). For the past five years, the Company and its Subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, and have instituted and maintain policies and procedures designed to promote and achieve compliance with such Sanctions.

(ff) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering laws of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each of the Company and each of its Subsidiaries is in compliance with all applicable rules, laws and regulation relating to pollution, the protection of health or the environment, and the use, transportation, treatment, storage and disposal of, or exposure to, hazardous or toxic substances or wastes, (“Environmental Law”), (ii) none of the Company nor any of its Subsidiaries has received any written notice from any governmental authority or third party, or otherwise has knowledge, of an asserted claim under Environmental Laws, and (iii) to the knowledge of the Company, no facts currently exist that are reasonably likely to subject the Company or any of its Subsidiaries to liability under Environmental Laws, including any liability for remediation of any releases or threatened releases of hazardous or toxic substances.

(hh) The statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from sources the Company reasonably and in good faith believes are reliable and accurate in all material respects.

(ii) The Company and each of its Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each of its Subsidiaries would have any liability; each of the Company and each of its Subsidiaries has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(jj) No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would have a Material Adverse Effect.

(kk) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Pricing Prospectus and the Prospectus.

(ll) (A) to the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (B) the Company and its Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have operated its business in a manner compliant in all material respects with all privacy and data protection laws and regulations applicable to the Company’s and its Subsidiaries’ privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification. The Company and its Subsidiaries comply with, have policies and procedures in place designed to ensure privacy and data protection laws are complied with, and take appropriate steps which are reasonably designed to assure compliance in all material respects with such policies and procedures.

(mm) There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus that have not been described as required.

(nn) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by Section 6 of this Agreement to be delivered to the Representative was or will be, when made, inaccurate, untrue or incorrect.

(oo) The Company does not have any debt securities outstanding that have been rated by any “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act.

        3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $32.385 per share, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto.

        The Company will deliver the Firm Securities to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative, against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company at the office of DLA Piper LLP (US), 401 Congress Ave., Suite 2500, Austin, Texas 78701, at 9:00 A.M., New York time, on August 14, 2020, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the office of DLA Piper LLP (US) in Austin, Texas at least 24 hours prior to the First Closing Date.

        In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.

        Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representative for the accounts of the several Underwriters, in a form reasonably acceptable to the Representative against payment of the purchase price therefore in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company at the office of DLA Piper LLP (US) in Austin, Texas. The certificates for the Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the office of DLA Piper LLP (US) in Austin, Texas at a reasonable time in advance of such Optional Closing Date.

        4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

        5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) Additional Filings. The Company will file the Final Prospectus, in a form approved by the Representative, with the Commission pursuant to and in accordance with Rule 424(b) not later than the second business day following the execution and delivery of this Agreement. The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representative of such timely filing.

(b) Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representative of any proposal to amend or supplement the Registration Statement or any Pricing Prospectus at any time prior to the completion of the distribution of the Offered Securities and will not effect such amendment or supplement without the Representative consent; and the Company will also advise the Representative promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Pricing Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof. Notwithstanding the foregoing, clauses (i) and (ii) shall apply only within the period during which a prospectus is required by the Act to be delivered, whether physically or through compliance with Rule 172 under the Act.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement (which need not be audited but which shall be in reasonable detail) covering a period of at least 12 months beginning after the Effective Date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e) Furnishing of Prospectuses. Upon the request of the Representative, the Company will furnish to the Representative copies of the Registration Statement, each related Pricing Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative reasonably request. The Final Prospectus shall be so furnished on or prior to 5:30 P.M., New York time, on the second business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company will arrange, if necessary, for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative may designate and will use commercially reasonable efforts to continue such qualifications in effect so long as required for the distribution of the Offered Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Reporting Requirements. During the period of three years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on The NASDAQ Global Market LLC and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, any transfer taxes payable in connection with the delivery of the Offered Securities to the Underwriters and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(i) Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any Underwriter or affiliate of any Underwriter.

(j) Absence of Manipulation. The Company will not take, directly or indirectly, any unlawful action designed to or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(l) (A) Restriction on Sale of Securities by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities (other than on Form S-8), or publicly disclose the intention to take any such action, without the prior written consent of the Representative; except, with respect to each of clauses (i) through (v), for (A) grants of employee stock options or other equity-based awards pursuant to the terms of a plan disclosed in the General Disclosure Package, (B) issuances of Lock-Up Securities pursuant to the exercise of such options or other equity-based awards, (C) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities (including cashless or “net” exercises) or the exercise of options outstanding on the date hereof, or (D) the issuance of the Offered Securities. The Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representative consents to in writing.

6. Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

        7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representative shall have received letters, dated, respectively, the date hereof and each Closing Date, of the Accountants confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representative (except that, in any letter dated a Closing Date, the specified date referred to in the comfort letter shall be a date no more than three days prior to such Closing Date).

(b) Effectiveness of Registration Statement. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, shall be threatened by the Commission.

(c) No Material Adverse Effect. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any Material Adverse Effect that, in the judgment of the Representative, makes it impractical or inadvisable to market the Offered Securities; (ii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or The NASDAQ Global Market, or any setting of minimum or maximum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal or New York authorities; (vi) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion and 10b-5 Statement of Counsel for the Company. The Representative shall have received an opinion and 10b-5 statement, dated such Closing Date, of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Company, in form and substance agreed upon between the parties.

(e) Opinion and 10b-5 Statement of Counsel for Underwriters. The Representative shall have received from DLA Piper LLP (US), counsel for the Underwriters, such opinion or opinions and 10b-5 statement, dated such Closing Date, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) Officers’ Certificate. The Representative shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge and after reasonable investigation, are contemplated by the Commission and, subsequent to date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no Material Adverse Effect, except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate.

(g) Lock-Up Agreements. On or prior to the date hereof, the Representative shall have received lockup agreements in the form set forth on Exhibit A hereto from each executive officer and director of the Company.

The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. The Representative may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

        8. Indemnification and Contribution.

(a) Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Pricing Prospectus as of any time, the Final Prospectus, or any Permitted Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Pricing Prospectus as of any time, the Final Prospectus, or any Permitted Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and the information contained in the seventh, fourteenth and fifteenth paragraphs under the caption “Underwriting”.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Agreement for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party (which shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

        9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative, and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

        10. Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, The NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representative, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus.

        11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all documented out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

        12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, emailed, delivered or telegraphed and confirmed to the Representative, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: IBCM Legal, or if sent to the Company, will be mailed, emailed, delivered or telegraphed and confirmed to it at 401 Congress Avenue, Suite 1850, Austin, Texas 78701, Attention: Chief Executive Officer; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, emailed, delivered or telegraphed and confirmed to such Underwriter or the Company, as applicable.

 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

        14. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

        15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

        16. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Representative has been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representative, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representative has advised or are advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Representative and /its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

        17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        Each of the Company and the Representative hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the

Representative irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

        18. Waiver of Jury Trial. Each of the Company and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        19. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Upland Software, Inc.

By./s/ John T. McDonald.......................
Name: John T. McDonald
Title: Chairman and CEO

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the date first above written.

Credit Suisse Securities (USA) LLC

By:/s/ Owen L. Bittinger................
Name: Owen L. Bittinger
Title: Managing Director

Acting on behalf of itself and as the Representative of
the several Underwriters.

SCHEDULE A

Underwriter	Number of Firm Securities to be Purchased
Credit Suisse Securities (USA) LLC	1,842,750
Jefferies LLC	552,650
Canaccord Genuity LLC	184,100
Needham & Company, LLC	184,100
William Blair & Company L.L.C.	184,100
Craig-Hallum Capital Group LLC	184,100
Raymond James & Associates, Inc.	184,100
Roth Capital Partners, LLC	184,100
Total	3,500,000

SCHEDULE B

1. Issuer General Use Free Writing Prospectus General Use Free Writing Prospectuses (included in the General Disclosure Package)

“Issuer General Use Free Writing Prospectus” includes each of the following documents:

1. None

2. Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1. The initial price to the public of the Offered Securities: $34.00

2. Number of Firm Securities: 3,500,000

3. Number of Optional Securities: 525,000

SCHEDULE C
Subsidiaries

Char Software, Inc.
Localytics Limited

Exhibit A
Form of Lock-Up Agreement

August __ 2020

CREDIT SUISSE SECURITIES (USA) LLC
As Representative of the Several Underwriters

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010-3629

Ladies and Gentlemen:

        As an inducement to the underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Offering”) will be made for the common stock, par value $0.0001 (the “Securities”), of Upland Software, Inc. (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (the “Representative”). In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

        The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date that is 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement.

The restrictions in this Lock-Up Agreement shall not apply to: (a) any transfer of Securities as a bona fide gift or to a family member, trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or his or her family members or, in the case of an entity, to any entity controlling, controlled by or under common control with such entity, or transfers upon the death of the undersigned to his or her executors, legatees or beneficiaries, provided that (i) the donee or transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer and (ii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise, showing a reduction in ownership shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period)), (b) any exercise of options or vesting or exercise of any other equity-based award, in each case under the Company’s equity incentive plan, including any Securities withheld by the Company to pay the applicable exercise price or taxes associated with such awards (provided that (i) no filing or public announcement by any party under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such exercise or vesting and (ii) any Securities received upon such exercise or vesting, following any applicable net settlement or net withholding, will also be subject to this Lock-Up Agreement), (c) sales of Securities made pursuant to any contract, instruction or plan complying with Rule 10b5-1 of the rules and regulations of the Exchange Act (a “10b5-1 Trading Plan”) that has been entered into by the undersigned prior to the date of this Lock-Up Agreement, provided that to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by on or on behalf of the undersigned or the Company regarding any such sales, such announcement or filing shall include a statement to the effect that any sales were effected pursuant to such 10b5-1 Trading Plan, and (d) the establishment or amendment of a 10b5-1 Trading

Plan for the transfer of Securities, provided that (i) such plan does not provide for the transfer of Securities or any securities convertible into or exercisable for the Securities during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Securities or any securities convertible into or exercisable for the Securities may be made under such plan during the Lock-Up Period. For purposes of this Lock-Up Agreement, a “family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

        In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

        If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the above-referenced offering.

        This agreement may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

         This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before September 15, 2020. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:
By: _________________________ (duly authorized signature	_____________________________ (please print complete name of entity
Name: _________________________ (please print full name	By: ___________________________ (duly authorized signature
Name: ________________________ (please print full name
Address: ______________________________ ______________________________	Address: ______________________________ ______________________________